UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) On July 31, 2007, the Board of Directors (the “Board”) of First BanCorp (the “Corporation”) appointed Messrs. Hector M. Nevares and Frank Kolodziej to two vacant seats on the Corporation’s Board resulting from the expansion of the Board from nine to eleven members. The Board determined that Messrs. Nevares and Kolodziej are independent, as defined by the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and the Corporation’s Independence Principles for Directors. Messrs. Nevares and Kolodziej will serve a term from July 31, 2007 until the 2007 annual meeting of the stockholders of the Corporation to be held on October 31, 2007. The Board intends to nominate as directors Messrs. Nevares and Kolodziej for a three year term in the Corporation's 2007 Proxy Statement.
Hector Nevares is currently a member of the Board of Directors of Dean Foods Company, where he also serves on the Audit Committee. He was the President and Chief Executive Officer of Suiza Dairy, a Puerto Rico dairy processor, from June 1983 until September 1996, having served in additional executive capacities at Suiza Dairy since June 1974. Mr. Nevares was named to the Audit Committee of the Board.
For the last 30 years, Frank Kolodziej has been the President and Chief Executive Officer of Somascan, a group of eight companies dedicated to the imaging business in Puerto Rico and the Caribbean. Mr. Kolodziej was named to the Compensation and Benefits Committee of the Board.
Messrs. Nevares and Kolodziej will receive directors fees consistent with the Corporation's policies.
Item 8.01 Other Events.
On August 3, 2007, the Corporation issued a press release which announced that the Corporation’s Board of Directors has declared the next payment of dividends on First BanCorp’s Series A through E Preferred Shares. A copy of the press release is incorporated herein by reference from Exhibit 99.1.
On August 6, 2007, the Corporation issued a press release which announced that on August 1, 2007, the United States District Court for the District of Puerto Rico issued a “Preliminary Order” approving the stipulation of settlement filed in connection with the proposed settlement of the class action lawsuit brought on behalf of First BanCorp’s shareholders against the Corporation in the amount of $74.25 million. The Corporation reflected in its financial statements for 2005 an accrual of $74.25 million for the potential settlement of the class action lawsuit; therefore, the payments in settlement of the class action lawsuit will have no impact on earnings and capital of the Corporation in 2007. A copy of the press release is incorporated herein by reference from Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 3, 2007

99.2	Press Release dated August 6, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007	FIRST BANCORP

	By:	/s/ Lawrence Odell

	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 3, 2007

99.2	Press Release dated August 6, 2007